UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
June 29, 2016
(Date of earliest event reported)

MIDSTATES PETROLEUM COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 South Boston Avenue, Suite 1000
Tulsa, Oklahoma 74103
(Address of principal executive offices, including zip code)

(918) 947-8550
(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

As previously disclosed, on April 30, 2016, Midstates Petroleum Company, Inc. (the “Company”) and Midstates Petroleum Company LLC (the “Filing Subsidiary” and, together with the Company, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors filed a motion with the Bankruptcy Court seeking to jointly administer each of the Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) under the caption In re Midstates Petroleum Company, Inc., et al., Case No. 16-32237.

Prior to filing the Bankruptcy Petitions, on April 30, 2016, the Debtors entered into a Plan Support Agreement (the “Plan Support Agreement”) with certain of the Debtors’ lenders (the “Plan Support Agreement Parties”). The Plan Support Agreement contains, among other things, milestones related to the occurrence of certain events in the Chapter 11 Cases (the “Milestones”).

On June 29, 2016, the Debtors entered into a First Amendment to Plan Support Agreement (the “PSA Amendment”) with certain of the Plan Support Agreement Parties. Pursuant to the PSA Amendment, the dates for the occurrence of certain of the Milestones were modified, as follows:

•                  The date by which the Bankruptcy Court shall have entered the Disclosure Statement Order (as defined in the Plan Support Agreement) was extended from June 23, 2016 to July 14, 2016;

•                  The date by which the Bankruptcy Court shall have entered the Confirmation Order (as defined in the Plan Support Agreement) was extended from July 28, 2016 to August 19, 2016, if the committee of unsecured creditors (the “Committee”) and the individual members of the Committee are not objecting to the Plan (as defined in the Plan Support Agreement), or otherwise to September 2, 2016;

•                  The date by which the Requisite Second Lien Noteholders (as defined in the Plan Support Agreement) shall have the right to terminate the 2nd/3rd Lien Plan Settlement (as defined in the Plan Support Agreement) if the Bankruptcy Court has failed to enter the Confirmation Order was extended from August 12, 2016 to September 17, 2016;

•                  The date by which the Bankruptcy Court shall have entered the Final Cash Collateral Order (as defined in the Plan Support Agreement) was extended from June 9, 2016 to July 1, 2016;

•                  The date by which the Debtors shall have emerged from the Chapter 11 Cases was extended from August 12, 2016 to September 17, 2016; and

•                  The date after which any individual consenting party shall have the right to terminate the Plan Support Agreement, as to itself only, if the effective date shall not have occurred was extended from January 25, 2017 until February 9, 2017.

The foregoing description of the PSA Amendment does not purport to be complete and is qualified in its entirety by the complete text thereof.  A copy of the PSA Amendment is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

10.1	First Amendment to Plan Support Agreement, dated as of June 29, 2016, by and among the Debtors and the supporting parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 6, 2016	MIDSTATES PETROLEUM COMPANY, INC.

	By:	/s/ Scott C. Weatherholt
	Name:	Scott C. Weatherholt
	Title:	Vice President - General Counsel & Corporate Secretary